Exhibit 10.1

ADDENDUM TO
ASSET EXCHANGE AGREEMENT

THIS ADDENDUM TO ASSET EXCHANGE AGREEMENT (this “Addendum”) is made as of this 3rd day of October, 2018 (the “Effective Date”), by and among C Media Limited, a corporation organized under the laws of the Cayman Islands (“C Media”), Luokung Technology Corp., a corporation organized under the laws of the British Virgin Islands and formerly known as Kingtone Wirelessinfo Solution Holding Ltd. (“Luokung”), and Topsky Info-tech Holdings Pte Ltd., a corporation organized under the laws of Singapore (“Topsky”). C Media, Luokung and Topsky are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms in this Addendum that are not otherwise defined have the meanings given those terms in the Agreement (as defined below).

WHEREAS, C Media and Luokung are party to that certain Asset Exchange Agreement, dated January 25, 2018 (the “Agreement”), pursuant to which the Parties agreed to exchange substantially all of their assets through the exchange of the equity interests in the Parties’ wholly-owned subsidiaries (the “Asset Exchange”);

WHEREAS, the Parties executed that Closing Acknowledgment, dated August 17, 2018 (the “Acknowledgement”), whereby the Parties acknowledged the fulfillment or waiver of all conditions to the closing of the Asset Exchange (the “Exchange Closing”); and

WHEREAS, as of the date hereof, Luokung has not completed the transfer of the issued and outstanding equity interests of Topsky, its wholly-owned subsidiary (the “Topsky Interests”), to C Media as contemplated by the Agreement, and Luokung desires to retain the Topsky Interests but complete the transfer to C Media of all the issued and outstanding equity interests of Xi’an Softech Co., Ltd. (“Xi’an Softech”), a wholly-owned subsidiary of Topsky, together with all equity and contractual ownership interests of the subsidiaries and contractually-controlled entities of Xi’an Softech (collectively, the “Softech Interests”), and C Media desires that Luokung retain the Topsky Interests and complete the transfer of the Softech Interests, under the terms and subject to the conditions described in the Agreement and herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Retained Assets. Luokung and C Media hereby agree that the Softech Interests shall be transferred to C Media in accordance with the Agreement, and that Luokung shall retain the Topsky Interests in consideration for the payment by Luokung of all expenses associated with the transfer of the Softech Interests to C Media and assume the rights and obligations of Softech or its subsidiaries or contractually-controlled entities in and to all contracts and agreements incorporating or using the Intellectual Property (as defined below).

2. Intellectual Property. Luokung confirms that Topsky has the ownership of, or exclusive rights to, all of the intellectual property assets and rights listed on Schedule 1 hereto (the “Intellectual Property”). For the avoidance of doubt, immediately following the consummation of the transactions contemplated by this Addendum (the “Closing”), (i) Topsky shall have the ownership of, or exclusive rights to, all the Intellectual Property, (ii) Luokung shall have retained the Topsky Interests, and (iii) C Media shall hold the Softech Interests.

3. Assumption of Contracts. In connection with Luokung’s retention of the Topsky Interests, the parties agree that Topsky shall retain all of the rights, title and interests held by Softech or any of its subsidiaries or contractually-controlled entities in and to all contracts and agreements incorporating or using the Intellectual Property (collectively, the “Contracts”), and Topsky hereby accepts the obligations under the Contracts, and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Softech or any of its subsidiaries or contractually-controlled entities to be observed, performed, paid or discharged under the Contracts.

4. Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each of the Parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Addendum. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Addendum, including without limitation obtaining any necessary assignments, consents or approvals, the Parties shall take all such actions without any further consideration therefore.

5. Incorporated by Reference. Except as specifically described herein, this Addendum is made subject to the terms of the Agreement, which terms are incorporated herein by this reference, and each Party acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Agreement shall remain in full force and effect to the full extent provided therein. In the event of a conflict between the terms and conditions of this Addendum and the terms and conditions of the Agreement, the terms and conditions of this Addendum shall prevail. If any provision of this Addendum, or the application of such provision to any person or circumstance, shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

6. Counterparts. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Addendum shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Addendum (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Addendum and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the Parties to this Addendum to Asset Exchange Agreement have duly executed it as of the day and year first above written.

LUOKUNG TECHNOLOGY CORP.	C MEDIA LIMITED

By:	By:
Print Name:	Print Name:
Title:	Title:

Topsky Info-tech Holdings Pte Ltd.

By:
Print Name:
Title:

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SCHEDULE 1

Patents:

Wireless video transmission system based on BREW platform

Multi-business Data Collection Equipment

Multilink wireless mobile industrial management and control integrated data transmission system

Softwares:

Wireless video monitoring system V1.0

RFID based wireless transportation administration monitoring system V1.0

Wireless emergency command and management system V1.0

Mobile industry management and control integrated system V1.0

Wireless mobile news dispatches system V1.0

Wireless police affairs system V1.0

Wireless OA system V1.0

Vertical industrial application software platform

Third-grade unattended platform system V1.0

Wireless police system V2.0

Wireless emergency system based on Windows Phone 8 system

Mobile monitor terminals software iOS version V1.0